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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ValueClick, Inc. of our report dated February 20, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in ValueClick, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Century City, California
March 21, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS